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                                                                     EXHIBIT 5.1


                    [On Morrison & Foerster LLP Letterhead]

                                  May 23, 2000

Krause's Furniture, Inc.
200 North Berry Street
Brea, California
92621-3903

     Re: Registration Statement for Offering of an aggregate of 2,500,000
         Shares of Common Stock

Ladies and Gentlemen:

     We refer to your registration on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended, of 2,500,000 shares of Common Stock issuable pursuant to the Company's 1997 Stock Incentive Plan, as amended (the "Plan"). We advise you that, in our opinion, when such shares have been issued and sold pursuant to the provisions of the Plan and in accordance with the Registration Statement, such shares will be duly authorized, validly issued, fully paid and non-assessable shares of the Company's Common Stock.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

                                   Very truly yours,


                                   /s/ Morrison & Foerster LLP